UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2005

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 26, 2005, the Board of Managers of Triple Net Properties, LLC, the manager of NNN 2003 Value Fund, LLC (the "Company"), has appointed Kelly J. Caskey, 37, as Chief Financial Officer of the Company. Ms. Caskey will be responsible for all areas of accounting and financial reporting. From 1996 to May 2004, Ms. Caskey served as Assistant Controller of The First American Corporation, Inc., a publicly traded title insurance company, and Vice President, Assistant Controller of first American Title Insurance Company, a subsidiary of The First American Corporation, Inc. Ms. Caskey also serves as Chief Financial Officer of A REIT, Inc. and as Chief Accounting Officer of G REIT, Inc., T REIT, Inc. and NNN 2002 Value Fund, LLC. Ms. Caskey is a California Certified Public Accountant and received a BS in Business Administration with an Accounting Concentration from California State University, Fullerton.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

July 28, 2005	By:	/S/ ANTHONY W. THOMPSON

Name: ANTHONY W. THOMPSON
Title: Chief Executive Officer and President